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EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-0325, Form S-3, No. 333-13363, Form S-3, No. 333-64616, Form S-3, No. 333-65412, Form S-8, No. 333-35853, Form S-8, No. 333-81863, and Form S-8, No. 333-81865) of The Mills Corporation and in the related Prospectus of our report dated April 30, 2002 with respect to the Combined Statement of Certain Revenues and Certain Operating Expenses for the three year period ended December 31, 2001 of the Acquired Properties included in this current report on Form 8-K/A, Amendment 1, dated May 31, 2002 of The Mills Corporation.

                      /s/ Ernst & Young LLP

McLean, Virginia
June 26, 2002

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  EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS